Exhibit 10.56

OPTION AGREEMENT UNDER THE

FIRST WIND HOLDINGS INC. 2010 LONG TERM INCENTIVE PLAN

OPTION AGREEMENT (this “Agreement”) granted effective as of [ ], 2010, by First Wind Holdings Inc., a corporation organized under the laws of the State of Delaware (the “Company”), to                                             (the “Grantee”), who has been designated as a Grantee under and in accordance with the terms of the First Wind Holdings Inc. 2010 Long Term Incentive Plan (such plan, as it may be amended from time to time, to be referenced as the “Plan”).

Number of Shares:

Option Exercise Price:

Exercise Schedule:

Date Exercisable	Aggregate Number of Shares Exercisable

SECTION 1.                                Stock Option Grant.

Subject to the terms and conditions hereinafter set forth, First Wind Holdings Inc. (the “Company”) has granted the Grantee stock options (the “Options”) to purchase the number of shares Class A Common Stock, $0.001 par value per share, of the Company (the “Stock”), set forth above. The option exercise price of each such Option is set forth above (the “Option Price”). The Options are subject to all the terms and provisions of the First Wind Holdings Inc. 2010 Long Term Incentive Plan (such plan, as it may be amended from time to time, to be referenced as the “Plan”), including any rules and regulations established under the Plan. If there is any inconsistency between this Agreement and the terms of the Plan, the terms of the Plan shall govern. Capitalized terms not otherwise defined herein shall have the meanings set forth for such terms in the Plan. The Options are not intended to be incentive stock options under the Code.

SECTION 2.                                When Option Is Exercisable.

Subject to the provisions of Sections 4 below, the Options shall vest and become exercisable in accordance with the exercise schedule set forth above; provided that in no event shall the Options be exercisable in whole or in part ten (10) years from the date hereof (the “Option Term”). In addition, in the event of a Change in Control of the Company, unless the acquiring entity agrees to honor or assume the Options on the terms and conditions required under the Plan, the Options shall become exercisable in accordance with the terms of the Plan. Once vested in accordance with the provisions of this Agreement, the Options may be exercised, in whole or in part, at any time and from time to time prior to the date such Options terminate as provided in this Agreement.

SECTION 3.                                Exercise.

Subject to the provisions of Section 4, vested Options may be exercised in whole or in part at any time during the Option Term, by giving written notice of exercise to the Company specifying the number of shares of Stock as to which the Option is being exercised. Without limiting the generality of the foregoing, payment of the Option Price with respect any portion of any Option being exercised may be made: (i) in cash or its equivalent; (ii) by exchanging shares of Stock owned by the Grantee (which are not the subject of any pledge or other security interest); (iii) through an arrangement with a broker approved by the Company whereby payment of the exercise price is accomplished with the proceeds of the sale of Stock; or (iv) by any combination of the foregoing, provided that the combined value of all cash and cash equivalents paid and the Fair Market Value of any such Stock so tendered to the Company, valued as of the time of such tender, is at least equal to such Option Price multiplied by the number of shares of Stock for which the Option is being exercised. In addition, the Committee may permit any Option to be exercised without payment of the purchase price, in which case the Company’s sole obligation shall be to issue to the Grantee the same number of shares of Stock as would have been issued had such Option been Stock Appreciation Rights in respect of an identical number of shares of Stock. A Grantee shall not have any rights to dividends or other rights of a shareholder with respect to shares subject to the Option until the Grantee has exercised such Option by paying for the shares being exercised (or the Company has elected to net settle such Option) in accordance with this Section 3.

SECTION 4.                                Termination of Options.

(a)                                  General Rule. Except as otherwise provided in this Section 4, if (i) the Grantee ceases to provide services to the Company or one of its Subsidiaries; (ii) the Grantee becomes an employee of an entity that does not qualify as a Subsidiary under the Plan; or (iii) the Grantee takes a leave of absence without reinstatement rights, unless otherwise agreed in writing between the Company or one of its Subsidiaries and the Grantee, any unvested Options shall thereupon terminate and any vested Options may thereafter be exercised, to the extent they were exercisable at the time of termination, solely (i) for a period of ninety (90) days from the date of such termination of service or (ii) until the expiration of the Option Term, whichever period is shorter.

(b)                                 Death. If the Grantee’s service with the Company (or any Subsidiary) terminates by reason of death, the vesting of the Options shall be accelerated and the Options shall remain exercisable until (i) the eighteenth (18th) month anniversary of the Grantee’s death or (ii) the expiration of the Option Term, whichever is earlier.

(c)                                  Disability. If the Grantee’s service with the Company (or any Subsidiary) terminates by reason of Disability, the Options shall continue to vest in accordance with their terms and any vested Options may be exercised, in each case, until (i) the eighteenth (18th) month anniversary of the Grantee’s termination of service or (ii) the expiration of the Option Term, whichever is earlier; provided, however, that if the Grantee dies after such termination due to Disability and during the period specified in this Section 4(c), the vesting of the Options shall be accelerated and the Options shall remain exercisable until the later of (x) the date otherwise determined under this Section 4(c) or (y) the first anniversary of the date of the Grantee’s death.

(d)                                 Normal or Early Retirement. If the Grantee’s service with the Company (or any Subsidiary) terminates by reason of Normal or Early Retirement, the Options shall continue to vest in accordance with their terms and any vested Options may be exercised, in each case, until (i) eighteen (18) moths following the Grantee’s termination of service or (ii) the expiration of the Option Term, whichever is earlier; provided, however, that in the event the Grantee’s service terminates by reason of Early or Normal Retirement during the period specified in this Section 4(d) and the Grantee violates his obligations under Section 7(a) hereof, the Company reserves the right, upon notice to the Grantee, to declare that the Options shall be forfeited and of no further validity; and provided, further, that if the Grantee dies after Retirement and during the period specified in this Section 4(d), the vesting of the Options shall be accelerated and Options shall remain exercisable until the later of (x) the date otherwise determined under this Section 4(d) or (y) the first anniversary of the date of the Grantee’s death;

(e)                                  Cause. If the Grantee’s service with the Company and each Subsidiary to which the Grantee provides services is involuntarily terminated by the Company and each such Subsidiary for Cause, all of the Grantee’s Options, whether or not then vested and exercisable, shall terminate upon the Grantee’s termination of employment.

SECTION 5.                                Adjustments in Common Stock.

In the event of a merger, reorganization, consolidation, recapitalization, stock dividend, stock split, extraordinary cash dividend, other change in corporate structure affecting the Stock, or other event or transaction of a similar nature that results in a material change in the value of the Stock, appropriate adjustments may be made by the Committee in the number of shares, class or classes of securities and the Option Price applicable in respect to the Options subject to this Agreement.

SECTION 6.                                Non-Transferability of Options.

Unless the Committee shall permit (on such terms and conditions as it shall establish), the Options may not be transferred except by will or the laws of descent and distribution to the extent provided herein. During the lifetime of the Grantee the Options may be exercised only by him or her (unless otherwise determined by the Committee).

SECTION 7.                                Restrictive Covenants; Release.

(a)                                  Covenant Not to Compete. In consideration of the receipt of the Options granted pursuant to this Agreement and of the Grantee’s privilege to participate in the Plan, the Grantee hereby agrees that while the Grantee is providing services to the Company or any Subsidiary and for a period of two years after the last date of the Grantee’s service for any of the Company or any of its Subsidiaries, the Grantee shall not compete with the wind energy development, ownership and operation engaged in or expected to be engaged in by the Company or any of its Subsidiaries (the “Business”), as such Business exists at any time during the term of the Agreement, within the United States of America (including its territories and possessions), Canada or Mexico (the “Territories”), either directly or indirectly, whether

(i)                                     by conducting or supporting a business or enterprise in the Business, whether in a managerial, operational, financial or other manner;

(ii)                                  by directly or indirectly participating in another business or enterprise in the Business;

(iii)                               by employment, consultancy, serving on a board of directors or similar governing body, or any other technical, commercial or other activity with another business or enterprise in the Business (other than teaching or serving in an advisory, regulatory, or legislative entity or a trade association);

(iv)                              by inducing any utility, any governmental authority or any customer, supplier, licensee, licensor, co-developer, contractor or other business relation of or with the Company or any of its Subsidiaries to cease doing business with the Company or any such Subsidiary, or in any way interfere with the relationship between any such utility, governmental authority, customer, supplier, licensee, licensor, co-developer, contractor or other business relation and the Company or any such Subsidiary;

(v)                                 by soliciting or hiring employees of the Company or any such Subsidiary for another business; and

(vi)                              by challenging any of the intellectual property rights or the know-how that is material for the Business of the Company but not protected by registered intellectual property rights or applications therefor;

provided, however, that the covenant in this Section 7(a) shall not apply to (x) activities engaged in as a manager, officer, director, employee, contractor, consultant, or direct or indirect equity owner of the Company or any of its Subsidiaries (to the extent that such activities are conducted for the benefit of the Company or any of its Subsidiaries) and may be waived at any time by the Company for specific activities, but any such waiver shall be restricted to the specific activity to which it expressly relates and only for the duration of the relevant contract; or (y) the passive holding of shares in companies listed on a stock exchange, provided that such holding does not exceed one (1) percent of the aggregate issued and outstanding shares of the relevant company.

(b)                                 Confidentiality. The Grantee agrees that during, and at any time after, the period during which the Grantee is providing services to the Company or any of its Subsidiaries the Grantee shall keep in confidence and trust all Confidential Information, and shall not use or disclose any such Confidential Information without the prior written consent of the Company, except as may be necessary in the ordinary course of performing the Grantee’s duties to the Company or any of its Subsidiaries.

As used in this Agreement, “Confidential Information” means non-public information belonging to the Company, including, without limitation, financial information, reports, wind data and energy production forecasts; inventions, improvements and other intellectual property; trade secrets; know-how; designs, processes or formulae; software; market or sales information or plans; customer lists; and business plans, prospects and opportunities, in each case, whether such information is developed by the Grantee in the course of the Grantee’s service with the Company or any of its Subsidiaries or the Grantee had access to such information as a result of the Grantee’s service with the Company or any of its Subsidiaries. Notwithstanding the foregoing, Confidential Information shall not include information (i) in the public domain, unless due to breach of the Grantee’s duties under this Section 7(b), (ii) obtained by the Grantee from a third party prior to, or after the termination of, the Grantee’s service with the Company and each of its Subsidiaries, (iii) independently developed by the Grantee prior to, or after the termination of, the Grantee’s service with the Company and each of its Subsidiaries, or (iv) required to be disclosed by the Grantee by legal or regulatory process.

(c)                                  Property. The Grantee agrees that all documents, records, data, apparatus, equipment and other physical property, whether or not pertaining to Confidential Information, which are furnished to the Grantee by the Company or any of its Subsidiaries or are produced by the Grantee in connection with the Grantee’s service with the Company or any of its Subsidiaries, shall be and remain the sole property of the Company. The Grantee shall return to the Company all such materials and property as and when requested by the Company. In any event, the Grantee shall return all such materials and property immediately upon termination of the Grantee’s service for any reason. The Grantee shall not retain with the Grantee any such material or property or any copies thereof after such termination. Notwithstanding the foregoing, the Grantee shall have access to such documents and records at reasonable times and upon reasonable notice to the Company, in the event of a dispute between the Company and the Grantee to which such documents and records are reasonably related.

(d)                                 Business Time. The Grantee shall devote 100% of the Grantee’s business time to the business and affairs of the Company.

(e)                                  Potential Unenforceability of Section 7(a) and Section 7(b). Although the Grantee and the Company consider the restrictions contained in Section 7(a) and Section 7(b) to be reasonable, if a final, non-appealable judicial determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in Section 7(a) or Section 7(b) is an unenforceable restriction against the Grantee, neither this Agreement nor the provisions of Section 7(a) and Section 7(b) shall be rendered void, but shall be deemed amended as to such restriction as such court may judicially determine or indicate to be reasonable or, if such court does not so determine or indicate, to the maximum extent that any pertinent statute or judicial decision may indicate to be a reasonable restriction under the circumstances.

(f)                                    Specific Performance. Recognizing that irreparable damage shall result to the Company in the event of a breach or threatened breach by the Grantee of any of the covenants and assurances contained in this Section 7, and that the Company’s remedies at law for any such breach or threatened breach shall be inadequate, the Company and its successors and permitted assigns, in addition to such other remedies that may be available to them, are entitled to, and the Grantee agrees not to oppose the propriety of the Company’s request for, an injunction (as distinct from remedies at law), including a mandatory injunction, to be issued by any court of competent jurisdiction ordering compliance with this Agreement or enjoining and restraining the Grantee, and each and every person or entity acting in concert or participation with the Grantee, from the continuation of such breach. For the purpose of clarity, the Grantee may oppose on the merits the Company’s request for such an injunction. The covenants and obligations of the Grantee set forth in this Section 7 are in addition to and not in lieu of or exclusive of any other obligations and duties of the Grantee to the Company, whether express or implied in fact or in law.

(g)                                 Prior Covenants. The covenants set forth in this Section 7 shall supersede and replace any covenants related to the same subject matter contained in any agreement entered into prior to the date hereof between the Grantee and the Company (or any predecessor in interest to the Company) in connection with the grant to the Grantee of Series B Units in First Wind Holdings LLC.

SECTION 8.                                Miscellaneous.

(a)                                  General. The Options (i) shall be binding upon and inure to the benefit of any successor of the Company, (ii) shall be governed by the laws of the State of Delaware, and any applicable laws of the United States, and (iii) may not be amended without the written consent of both the Company and the Grantee. Notwithstanding the foregoing, this Agreement may be amended from time to time without the written consent of the Grantee as permitted by the Plan (or its successor). No contract or right of employment or other right to provide services to or for the Company or any of its Subsidiaries shall be implied by the Options.

(b)                                 Entire Agreement. This Agreement, together with the Plan, constitutes the entire agreement with respect to the Options granted hereunder.

(c)                                  Corporate Reorganization. If the Options are assumed or new options are substituted therefor in any corporate reorganization (including, but not limited to, any transaction of the type referred to in Section 424(a) of the Internal Revenue Code of 1986, as amended), service with such assuming or substituting Company or by a parent Company or a subsidiary thereof shall be considered for all purposes of these Options to be service with the Company.

(d)                                 Withholding. The Company may require the Grantee to remit to the Company an amount in cash sufficient to satisfy any applicable U.S. federal, state and local and non-U.S. tax withholding or other similar charges or fees that may arise in connection with the grant, vesting, exercise or purchase of the Options.

(e)                                  Section and Other Headings, etc. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(f)                                    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

SECTION 9.                                Securities Law Requirements.

The Company shall not be required to issue shares of Stock upon the exercise of the Options unless and until (a) such shares have been duly listed upon each stock exchange on which the Company’s Stock is then registered and (b) a registration statement under the Securities Act of 1933 with respect to such shares is then effective. The Committee may require the Grantee to furnish to the Company, prior to the issuance of any shares of Stock in connection with the exercise of the Options, an agreement, in such form as the Committee may from time to time deem appropriate, in which the

Grantee represents that the shares acquired by him upon such exercise are being acquired for investment and not with a view to the sale or distribution thereof.

IN WITNESS WHEREOF, the Company has executed this Agreement as of the day and year first above written.

FIRST WIND HOLDINGS INC.

Grantee	Name:
Title: